UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): November 21, 2019

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35475	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way			53204
Milwaukee,	Wisconsin
(Address of Principal Executive Offices)			(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $.01 par value	RXN	The New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.75% Series A Mandatory Convertible Preferred Stock, $.01 par value
(As of November 15, 2019, there are no longer any Depositary Shares outstanding.)
	RXN.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 21, 2019, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS”), Rexnord LLC (together with RBS, the “Borrowers”) and certain other domestic subsidiaries of Rexnord Corporation (“Rexnord”) entered into an Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with Credit Suisse AG, Cayman Islands Branch as administrative agent (in such capacity, the “Administrative Agent”) and as the refinancing term lender, relating to the Third Amended and Restated First Lien Credit Agreement, dated as of August 21, 2013, as previously amended, among Chase Acquisition I, Inc., the Borrowers, the lenders from time to time party thereto and the Administrative Agent (the “Existing Agreement”).
The Incremental Assumption Agreement provides for a refinancing of the Borrowers’ existing Term B Loans (the “Term B Refinancing Loan”) with reductions in the applicable margins, as discussed below. The Term B Refinancing Loan was issued in an aggregate principal amount of $725.0 million. The proceeds of the Term B Refinancing Loan were used to repay in full the aggregate principal amount of existing Term B Loans outstanding under the Existing Agreement (the “Existing Term B Loan”). The Incremental Assumption Agreement also makes certain other technical changes to the Existing Agreement, such as adding provisions related to the potential future replacement of the London Interbank Offered Rate.
The Term B Refinancing Loan has a maturity date of August 21, 2024, which is unchanged from the maturity date under the Existing Term B Loan.  Borrowings under the Term B Refinancing Loan bear interest at either (i) an Adjusted LIBO Rate (subject to a 0% floor) plus an applicable margin of 1.75% (which was reduced from 2.0%) or at an alternative base rate plus an applicable margin of 0.75% (which was reduced from 1.00%). The maturity date and interest rate with respect to the Company’s $264 million revolving credit facility under the Existing Agreement remain unchanged.
The summary above is qualified in its entirety by reference to the copy of the Incremental Assumption Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1
Incremental Assumption Agreement, dated as of November 21, 2019, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain domestic subsidiaries of Rexnord LLC, Credit Suisse AG, Cayman Islands Branch as the refinancing term lender and Credit Suisse AG, Cayman Islands Branch as administrative agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 21st day of November, 2019.

REXNORD CORPORATION

By:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer